UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 8, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Financial Condition

On February 8, 2008 Neurogen Corporation ("Neurogen") issued a press release that included a statement concerning its financial condition as of December 31, 2007. The full text of the press release is set forth in Exhibit 99.1 attached hereto and incorporated by reference into this Form 8-K.

Item 8.01  Other Events

On February 8, 2008  Neurogen issued a press release in which it updated the status of its later stage clinical portfolio and announced the future focus of its research efforts.

Key elements of the update are:
•	Neurogen intends to pursue five unpartnered clinical programs in 2008 to address anxiety, insomnia, Restless Legs Syndrome (RLS), Parkinson’s disease and schizophrenia, including:
o
Expansion of Neurogen’s GABA-based clinical program into anxiety disorders, capitalizing on the Company’s recent primate studies indicating anxiety relieving effects at doses substantially lower than those producing other effects, such as sedation

o	Advancement of adipiplon, Neurogen’s lead GABA-based drug for insomnia, into a side-by-side study with Ambien CR™
o	Progression of aplindore, Neurogen’s dopamine D2 partial agonist, through a recently commenced Phase 2 study for RLS
o	Progression of aplindore through a recently commenced Phase 2 study for Parkinson’s disease
o	Expansion of Neurogen’s GABA program into schizophrenia, based upon growing evidence linking GABA modulation with cognitive enhancement in schizophrenic patients

•	Focusing the research and early development platform to target specialist care diseases with large market potential

Adipiplon to be developed in two new indications – anxiety and schizophrenia
Anxiety disorders are commonly treated with the benzodiazepine class of drugs, including drugs such as Valium™, and the Selective Serotonin Reuptake Inhibitors (SSRI’s), such as Paxil™.  While the benzodiazepines typically demonstrate a strong anxiety relieving effect, this class of drugs suffers from a high rate of behavior impairing effects, such as sedation and ataxia (loss of muscle coordination). Side effects commonly associated with the SSRI’s include sexual dysfunction and somnolence.  Approximately 40 million adults in the U.S. suffer from anxiety disorders according to the National Institute for Mental Health.

In recent primate studies with a compound from its GABA alpha 3 selective partial agonist program, Neurogen has demonstrated efficacy equivalent to that of the benzodiazepine class of drugs but with a much wider therapeutic window between anxiety relieving doses and behavior impairing effects typically seen with the benzodiazepines. The Company believes that at doses lower than those previously explored for insomnia, adipiplon may be a useful therapeutic agent for patients suffering from anxiety while improving on the side-effect profile of currently available drugs such as the benzodiazapines and the SSRI’s. Neurogen plans to commence an exploratory proof-of-concept clinical study in anxiety with adipiplon mid-year.

Neurogen also believes that the wide therapeutic window observed in primates between beneficial effects and impairing effects also opens an opportunity in schizophrenia, where evidence has been growing that links the GABA system to the treatment of cognitive deficits in schizophrenic patients.  Neurogen plans to commence an exploratory proof-of-concept clinical study in schizophrenia patients in mid-2008.

Adipiplon to be evaluated in side-by-side study with Ambien CR for insomnia
Adipiplon’s profile—a GABAA receptor partial agonist, preferential for the alpha-3 receptor subtype--distinguishes it from agents currently on the market and in development for insomnia.  The compound has been tested in Phase 1 and 2 studies in over 600 subjects for the treatment of insomnia, demonstrating statistical significance compared to placebo on primary endpoints for sleep initiation and maintenance in patients with chronic insomnia. Adipiplon has also demonstrated statistical significance compared to placebo for self-reported quality of sleep in all Phase 2 studies to date.  In an update to its clinical trial plans, Neurogen announced today that itwill conduct a Phase 2/3 side-by-side comparison of adipiplon to Ambien CR using a crossover design rather than commencing a previously planned Phase 3 parallel design study.

Neurogen expects the comparison study will be a double-blind, placebo controlled, crossover study in at least 60 patients. Each patient will be randomized to receive four treatments including 9 mg and 6 mg doses of a bi-layer tablet containing immediate and controlled release forms of adipiplon, a 12.5 mg dose of Ambien CR, and placebo. Neurogen expects results of this study to be available around the end of the year.

Phase 2 trials initiated with aplindore in Parkinson’s disease and RLS
Aplindore is a partial agonist for the D2 dopamine receptor. Dopamine agonists currently available for the treatment of Parkinson’s disease and RLS are full agonists at D2 receptors and require a long titration period--up to seven weeks in Parkinson’s disease and up to four weeks in RLS and they are also associated with numerous significant side effects.

Neurogen believes that many of the side effects of existing drugs to treat Parkinson’s disease and RLS are associated with overstimulation of the unaffected parts of the brain due to the full dopamine agonist nature of these drugs. The Company believes that aplindore’s D2 partial agonist profile may restore sufficient dopaminergic activity to areas of the brain that are deficient without over-stimulating the unaffected parts of the brain and thereby offer an improved side-effect profile and shorter titration period.

Parkinson’s disease
Neurogen today announced the initiation of a Phase 2 dose-ranging, randomized, double blind, placebo-controlled, multi-center, parallel design exploratory study of the safety, tolerability, efficacy and pharmacokinetics of aplindore in patients with early stage Parkinson’s disease. Up to five cohorts of eight patients each will receive two weeks of treatment, with doses of aplindore administered twice per day. Cohorts will be treated sequentially and depending on results, once per day dosing may be employed.

Restless Legs Syndrome (RLS)
Neurogen also announced today the commencement of a Phase 2 study of aplindore in RLS.  This  trial is a single-blind, placebo-controlled, multi-center, crossover study designed to determine the efficacy and safety of three doses of aplindore, administered once per day for at least three nights compared to placebo. The primary endpoint will be the number of periodic limb movements (PLM) per hour of sleep for patients receiving aplindore versus those receiving placebo. Neurogen intends to explore additional subjective outcomes and sleep measures in several secondary endpoints.  Up to 24 adult patients with RLS are expected to participate in the study. Each patient will be assigned to a treatment sequence of study drug and placebo.  Polysomnography will be used to objectively measure various sleep parameters.

VR-1 based drugs continue in development with partner Merck
As previously announced, Neurogen’s partner for VR-1 based drugs, Merck, is planning to take the proof-of-concept compound MK 2295 (NGD 8243) forward in Phase 2 studies for the treatment of cough associated with upper airway disease and is focusing on a back-up compound, currently in preclinical development, for pain.

Research platform given new focus
Neurogen also announced today that it will focus its research platform on specialist care indications with large market potential.

SAFE HARBOR STATEMENT
Statements which are not historical facts, including statements about the Company's confidence and strategies, the status of various product development programs, the sufficiency of cash to fund planned operations and the Company's expectations concerning its development compounds, drug discovery technologies and opportunities in the pharmaceutical marketplace are "forward looking statements" within the meaning of the Private Securities Litigations Reform Act of 1995 that involve risks and uncertainties and are not guarantees of future performance. These risks include, but are not limited to, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, the failure to attract or retain scientific management personnel, any unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates which could slow or prevent product development efforts, competition within the Company's anticipated product markets, the Company's dependence on corporate partners with respect to research and development funding, regulatory filings and manufacturing and marketing expertise, the inherent uncertainty of product development in the pharmaceutical industry, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company's drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company's drug candidates or other properties of drug candidates which could make them unattractive for commercialization, inability to obtain sufficient funds through future collaborative arrangements, equity or debt financings or other sources to continue the operation of the Company's business, risk that patents and confidentiality agreements will not adequately protect the Company's intellectual property or trade secrets, dependence upon third parties for the manufacture of potential products, inexperience in manufacturing and lack of internal manufacturing capabilities, dependence on third parties to market potential products, lack of sales and marketing capabilities, potential unavailability or inadequacy of medical insurance or other third-party reimbursement for the cost of purchases of the Company's products, and other risks detailed in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2006, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provide no assurance that this will be true in future studies. Forward-looking statements represent the judgment of Neurogen's management as of the date of this filing and Neurogen disclaims any intent and does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required under applicable law.

Item 9.01                       Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release of Neurogen Corporation, dated February 8, 2008

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEUROGEN CORPORATION
(Registrant)

By: /s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: February 8, 2008	Title: President and Chief Executive Officer